UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2021

NuVasive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121
(Address of principal executive offices) (Zip Code)

(858) 909-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NUVA	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 15, 2021, NuVasive, Inc. (the “Company”) repaid and settled in full its 2.25% Convertible Senior Notes due 2021 (the “2021 Notes”) at their scheduled maturity. The Company paid $648.2 million in cash for the settlement of the Company’s obligation to repay the outstanding principal of the 2021 Notes, which includes accrued and unpaid interest due at maturity. Additionally, the Company received conversion notices from the holders of 1.4% of the 2021 Notes, representing $9.1 million outstanding principal amount thereof (the “Conversions”). In satisfaction of the Conversions, and pursuant to combination settlement, the Company paid $8.5 million in cash and issued 837 shares of common stock in the aggregate to the holders who elected to convert their outstanding notes. The Company funded the repayment of the outstanding principal amount of the 2021 Notes, accrued interest thereon and the cash component of the Conversions using available cash on hand.

In connection with the settlement of the 2021 Notes, the Company exercised its rights under certain convertible note hedge transactions on March 15, 2021 and received 842 shares of its own common stock. The convertible note hedge transactions were previously entered into between the Company and the initial purchasers of the 2021 Notes and/or their affiliates (the “2021 Counterparties”) in connection with the offering of the 2021 Notes.

Additionally, in connection with the offering of the 2021 Notes, the Company sold warrants (the “2021 Warrants”) to the 2021 Counterparties to acquire up to 10,865,270 common shares of the Company’s stock. The 2021 Warrants remain outstanding and will expire on various dates from June 2021 through December 2021 and may be settled in cash or net shares. The 2021 Warrants could have a dilutive effect on the Company’s earnings per share to the extent that the price of the Company’s common stock during a given measurement period exceeds the strike price of the 2021 Warrants, which is $80.00 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: March 17, 2021	/s/ Matthew K. Harbaugh
Matthew K. Harbaugh
Executive Vice President and Chief Financial Officer